CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



       We consent to the use, in the registration statement on Form SB-2 of China Natural Gas, Inc. of our report dated November 13, 2005 on our audits of the financial statements of Xi'an Xilan Natural Gas Company LTD as of December 31, 2004 and the results of its operations and cash flows for each of the two years then ended, and the reference to us under the caption "Experts".



Kabani & Company, Inc.
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Kabani & Company, Inc. Los Angeles, California
February 10, 2006